EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:

DASAN Zhone Solutions Investor Relations	DASAN Networks Communications Team
Tel: +1 510.777.7013	Ms. Ji-Hyoun Kim E: kimjh@dasannetworks.com
Fax: +1 510.777.7001	Ms. Na-Young Han E: hanny@dasannetworks.com
E: investor-relations@zhone.com

Zhone Technologies Completes Acquisition of DASAN Network Solutions to Create Global Leader in Network Access Solutions
Oakland, Calif., Sept. 9, 2016 – DASAN Zhone Solutions, Inc. (formerly known as Zhone Technologies, Inc.) (NASDAQ: DZSI), a global leader in fiber access transformation for enterprise and service provider networks, announced that its acquisition of DASAN Network Solutions, Inc., a leading network solution provider, has been completed, resulting in the company emerging as a global leader in broad-based network access solutions. In connection with the acquisition, the company issued approximately 47.5 million shares of its common stock, representing 58 percent of the combined company, to DASAN Networks, Inc., the former sole shareholder of DASAN Network Solutions, and changed its name to DASAN Zhone Solutions, Inc. The company will commence trading on the Nasdaq Capital Market under the new symbol DZSI on Monday, Sept. 12, 2016.
“The acquisition of DASAN Network Solutions will immediately position DASAN Zhone as a leading provider of broadband access, ethernet switching, mobile backhaul, passive optical LAN and software defined networks,” stated James Norrod, co-CEO of DASAN Zhone Solutions. “We know demand for these solutions is high and we will immediately begin co-selling to each company’s loyal customer base with a unified sales and support team in every major geographic region.”
DASAN Network Solutions provides end-to-end network solutions across carrier and enterprise markets. DASAN Zhone Solutions serves more than 800 of the world's most innovative network operators and a variety of enterprise customers. Moving forward the company will provide solutions in five major product areas:

•	Broadband Access - Fiber and copper access technologies that deliver gigabit-per-second bandwidth that’s required for today and tomorrow’s connected world

•	Ethernet Switching - Cost effective, easy-to-use Ethernet switching platforms that come with inherent migration paths to networks controlled by software defined networks

•	Mobile Backhaul - Manageable, flexible backhaul and fronthaul solutions, optimized for performance and costs, for mobile access networks

•	Passive Optical LAN - Cost-effective, energy-efficient and space-saving ultra-high bandwidth enterprise networks with scalability that can’t be matched

•	Software Defined Networks – Access and edge-networking equipment that drives software-based cloud controllers to enable carrier and data center network transformation

“DASAN Zhone Solutions will deliver a broad array of products that will allow carriers and enterprises to connect at tremendous speeds,” stated Yung Kim, co-CEO of DASAN Zhone Solutions. “We will provide significant investment resources and our highly-talented teams will deliver the best communication products in the world.”
DASAN Zhone Solutions will continue to be headquartered in the company’s current location in Oakland, California and will maintain manufacturing facilities in the U.S., Korea and China. The company will also have offices in the Americas, Asia, Europe, Korea and the Middle East.
DASAN Zhone Solutions will conduct a conference call and audit webcast on Tuesday, Sept. 13th, at 2:00 p.m. Pacific Time to review this announcement. The call is open to the public by dialing +1 (888) 306-9369 for U.S. callers and +1 (503) 406-4059 for international callers and entering the passcode 79931247. The audio webcast will be simultaneously available on the Investor Relations section of DASAN Zhone Solutions’ website at http://www.zhone.com/investors/. A recording of the conference call will be available for approximately one week after the original call by dialing +1 (855) 859-2056 for U.S. callers and +1 (404) 537-3406 for international callers and entering the passcode 79931247. An audio webcast recording will also be available online at www.zhone.com/about/investors/ for approximately one week following the original call.
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About DASAN Networks, Inc.
DASAN Networks was founded in 1993 in Seoul, Korea to develop a Linux based Router. In 1998, Korea Telecom chose DASAN Networks for its frame relay router offering. Since then, the company has expanded its Linux OS, creating a suite of products from L2 Switches, to VDSL, GPON and EPON OLTs and ONTs, IP DSLAMs and, most recently, Mobile Backhaul Routers and Switches. In the late 1990s and early 2000s, DASAN Networks grew into Korea’s #1 networking equipment provider, dominating FTTH in all major Korean Carriers, including KT, SK Broadband and LG U+. In more recent years, the company has expanded to become a global player with wins at Softbank, KDDI Japan, BSNL in India, Chunghwa and Taifo in Taiwan and Viettel in Vietnam. On April 1, 2015, DASAN Networks Solutions became a captive spinoff of DASAN Networks.

DASAN NETWORKS, the DASAN logo, and all DASAN Networks product names are trademarks of DASAN Networks. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.
About DASAN Zhone Solutions, Inc.
DASAN Zhone Solutions, Inc., is a global leader in broad-based network access solutions. The company provides solutions in five major product areas including, broadband access, Ethernet switching, mobile backhaul, passive optical LAN (POL) and software defined networks (SDN). More than 750 of the world's most innovative network operators, service providers and enterprises turn to DASAN Zhone Solutions for fiber access transformation. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end voice, data, entertainment, social media, business, mobile backhaul and mobility service. DASAN Zhone Solutions is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. DASAN Zhone is headquartered in Oakland, California.
DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and all DASAN Zhone Solutions product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.
Forward-Looking Statements
This press release contains forward-looking statements that are entitled to the protection of the safe harbors contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including forward-looking statements regarding the timing of the integration, the anticipated benefits, operating efficiencies and cost synergies that may be achieved in connection with the acquisition of Dasan Network Solutions, the degree to which the combined company will alter the competitive landscape in its industry and the combined company's ability to successfully fulfill its customers’ needs. Actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include the possibility that the intended benefits of the acquisition may not be fully realized, the failure of the combined company to retain key employees, the failure of the combined company to manage the cost of integrating the businesses and assets of Zhone and Paradyne, general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry, the combined company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, and higher than anticipated expenses the combined company may incur in future quarters. In addition, please refer to the risk factors contained in DASAN Zhone’s SEC filings, including without limitation, the definitive proxy statement filed on August 8, 2016, DASAN Zhone’s Annual Report on Form 10-K for the year ended December 31, 2015 and DASAN Zhone’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as amended. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DASAN Zhone undertakes no obligation to update or revise any forward-looking statements.